INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-56221 of Oppenheimer Capital Preservation Fund on Form N-1A of our report dated November 19, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to our firm under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also a part of such Registration Statement.


/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
February 18, 2000


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